UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 19, 2013 (September 19, 2013)

Date of Report (Date of earliest event reported)

Commission File Number	Exact name of registrant as specified in its charter; State or other jurisdiction of incorporation or organization	IRS Employer Identification No.

333-90553	MIDAMERICAN FUNDING, LLC (An Iowa Limited Liability Company) 666 Grand Avenue, Suite 500 Des Moines, Iowa 50309-2580	47-0819200

333-15387	MIDAMERICAN ENERGY COMPANY (An Iowa Corporation) 666 Grand Avenue, Suite 500 Des Moines, Iowa 50309-2580	42-1425214

(515) 242-4300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 19, 2013, MidAmerican Energy Company (the “Company”) completed a public offering of $350 million aggregate principal amount of the Company’s 2.40% First Mortgage Bonds due 2019 (the “2019 First Mortgage Bonds”), $250 million aggregate principal amount of the Company’s 3.70% First Mortgage Bonds due 2023 (the “2023 First Mortgage Bonds”) and $350 million aggregate principal amount of the Company’s 4.80% First Mortgage Bonds due 2043 (the “2043 First Mortgage Bonds,” and collectively with the 2019 First Mortgage Bonds and the 2023 First Mortgage Bonds, the “First Mortgage Bonds”).

The First Mortgage Bonds were issued pursuant to the Indenture dated as of September 9, 2013, as supplemented and amended by the First Supplemental Indenture (the “First Supplemental Indenture”) dated as of September 19, 2013, with The Bank of New York Mellon Trust Company, N.A., as trustee. The First Mortgage Bonds are secured by a first mortgage lien on substantially all of the Company’s electric generating, transmission and distribution property within the State of Iowa, subject to certain exceptions and permitted encumbrances, created by a Mortgage, Security Agreement, Fixture Filing and Financing Statement dated as of September 9, 2013 from the Company to The Bank of New York Mellon Trust Company, N.A., as trustee.

Each series of the First Mortgage Bonds is secured equally and ratably with all of the Company’s other first mortgage bonds from time to time outstanding and with the Company’s currently outstanding 4.65% Notes due 2014, 5.95% Notes due 2017, 5.30% Notes due 2018, 6.75% Notes due 2031, 5.75% Notes due 2035 and 5.80% Notes due 2036 (collectively, the “Equal and Ratable Notes”), as required by the terms of the indentures under which such currently outstanding Equal and Ratable Notes were issued.

Each series of the First Mortgage Bonds will be redeemable prior to maturity, in whole or in part, at the Company’s option at any time or from time to time prior to February 15, 2019 (in the case of the 2019 First Mortgage Bonds), June 15, 2023 (in the case of the 2023 First Mortgage Bonds) or March 15, 2043 (in the case of the 2043 First Mortgage Bonds) at a redemption price equal to the sum of (a) the greater of (i) 100% of the aggregate principal amount of the First Mortgage Bonds to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the First Mortgage Bonds to be redeemed from the redemption date to the maturity date, computed by discounting such payments, in each case, to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 12.5 basis points (in the case of the 2019 First Mortgage Bonds) or 15 basis points (in the case of the 2023 First Mortgage Bonds and the 2043 First Mortgage Bonds), and (b) accrued interest on the principal amount of the First Mortgage Bonds to be redeemed to the redemption date.

The descriptions of the First Supplemental Indenture and the First Mortgage Bonds are qualified in their entirety by reference to the First Supplemental Indenture and specimen global certificates evidencing the First Mortgage Bonds, copies of which are filed as exhibits to this Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

4.1	First Supplemental Indenture, dated as of September 19, 2013

4.2	Specimen of 2.40% First Mortgage Bonds due 2019

4.3	Specimen of 3.70% First Mortgage Bonds due 2023

4.4	Specimen of 4.80% First Mortgage Bonds due 2043

5.1	Opinion of Gibson, Dunn & Crutcher LLP

5.2	Opinion of Paul J. Leighton, Esq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDAMERICAN FUNDING, LLC MIDAMERICAN ENERGY COMPANY (Registrant)

Date: September 19, 2013	/s/ Paul J. Leighton
Paul J. Leighton
Vice President and Secretary of MidAmerican Funding, LLC and Vice President, Secretary and Assistant General Counsel of MidAmerican Energy Company

EXHIBIT INDEX

Exhibit No.	Description

4.1	First Supplemental Indenture, dated as of September 19, 2013

4.2	Specimen of 2.40% First Mortgage Bonds due 2019

4.3	Specimen of 3.70% First Mortgage Bonds due 2023

4.4	Specimen of 4.80% First Mortgage Bonds due 2043

5.1	Opinion of Gibson, Dunn & Crutcher LLP

5.2	Opinion of Paul J. Leighton, Esq.

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